UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 21, 2007

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc. Hawaiian Electric Company, Inc.	1-8503 1-4955	99-0208097 99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The following is an update to the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under “Most recent rate requests—MECO” which is incorporated herein by reference to page 59 of HEI’s and HECO’s Form 10-Q for the quarter ended September 30, 2007, and HEI’s and HECO’s Form 8-K dated December 7, 2007:

In a rate case, the Public Utilities Commission of the State of Hawaii (PUC) may grant an interim rate increase (subject to refund with interest pending the final outcome of the rate case) if the PUC determines that the public utility is probably entitled to an increase in its rates. On December 21, 2007, the PUC issued an interim Decision and Order (D&O) granting Maui Electric Company, Limited (MECO) an increase of $13.2 million in annual revenues, or a 3.7% increase. If the amount collected pursuant to the interim rate increase exceeds the amount of the increase ultimately approved in the final D&O, then the excess would have to be refunded to MECO’s ratepayers, with interest.

The interim increase is based on the settlement agreement reached between MECO and the Consumer Advocate in the MECO 2007 rate case proceeding, which included as a negotiated compromise of the parties’ respective positions, a 10.7% return on average common equity and an 8.67% return on average rate base of $383 million.

In the interim D&O, the PUC also approved on an interim basis, the adoption of a pension tracking mechanism MECO proposed, and the Consumer Advocate accepted, as part of the settlement agreement. The pension tracking mechanism is intended to smooth the impact to ratepayers of potential fluctuations in pension costs. Under this tracking mechanism, MECO would be able to recognize its actuarially calculated net periodic pension costs for ratemaking purposes. MECO is also required to fund only the minimum level required under the law until the existing pension asset is reduced to zero, at which time MECO would make contributions to the pension trust in the amount of the actuarially calculated net periodic pension costs (NPPC), except when limited by the Employee Retirement Income Security Act of 1974 minimum contribution requirements or the maximum contribution limitation on deductible contributions imposed by the Internal Revenue code. The pension tracking mechanism requires MECO to create a regulatory asset or regulatory liability as appropriate, for the difference between the amount of the NPPC included in rates and the actual NPPC recorded. A similar tracking mechanism for postretirement benefits other than pensions was also approved on an interim basis. The tracking mechanisms would allow the reclassification to a regulatory asset of the charge for retirement benefits that would otherwise be recorded in accumulated other comprehensive income.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC. (Registrant)	HAWAIIAN ELECTRIC COMPANY, INC. (Registrant)

/S/ ERIC K. YEAMAN	/S/ TAYNE S. Y. SEKIMURA
Eric K. Yeaman Financial Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer of HEI) Date: December 27, 2007	Tayne S. Y. Sekimura Financial Vice President (Principal Financial Officer of HECO) Date: December 27, 2007

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